UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):    May 6, 2003

KS Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	000-22734	56-1842707
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

207 W Second Street Kenly, North Carolina	27542
(Address of Principal Executive Offices)	(Zip Code)

(919) 284-4157

(Registrant’s Telephone Number, Including Area Code)

KS Bancorp, Inc.

INDEX

Page

Item 9 – Regulation FD Disclosure	3

Signatures	4

Item 9. Regulation FD Disclosure

(a)    On May 6, 2003, KS Bancorp, Inc. (the “Company”) held its annual meeting of shareholders. At that meeting, the Company’s shareholders elected B. Kenneth Jones, II, to serve as a director. Mr. Jones replaces Mr. Robert Fields, who retired as director for the Company and for KS Bank, a wholly-owned subsidiary of the Company, after twenty-six years of service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KS BANCORP, INC.

Date: May 15, 2003

By:	/s/ EARL W. WORLEY, JR.
Earl W. Worley, Jr. Chief Financial Officer

4